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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated May 27, 1997 included in Physician Sales & Service, Inc.'s annual report on Form 10-K for the year ended March 28, 1997 and to all references to our Firm.


/s/ Arthur Andersen LLP

Jacksonville, Florida
July 18, 1997